Exhibit 99.1

pingtan marine enterprise PROVIDES 2017 first quarter EPS guidance of BETWEEN $0.08 to $0.10

FUZHOU, China, Jan. 9, 2017 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), ("Pingtan," or the "Company") a global fishing company based in the People's Republic of China (PRC), today announced that based on the current status of its deployed fleet of fishing vessels, the Company is providing 2017 first quarter EPS guidance of between $0.08 to $0.10. Pingtan is also reiterating its expectation that financial results for the fourth quarter ended December 31, 2016 will be approximately break-even to a slight profit per diluted share. The Company expects to release fourth quarter and full year 2016 results in March 2017.

Pingtan currently operates 135 fishing vessels; 12 of which are operating in the Bay of Bengal in India, 13 vessels are operating in Indo-Pacific Waters, 2 vessels have been operating the international waters of Southwest Atlantic and Southeast Pacific Oceans since late December 2016, and 4 large-scaled fishing vessels are expected to be put into operation in the first quarter of 2017. The Company expects to recover approximately 30% of its production capacity in 2017 first quarter, and to increase its sales volume of fish products harvested from these fishing territories.

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, "We were pleased to start receiving cargos of fish products from our recently deployed vessels, and have seen trends continue to move positively over the past three months. We have begun to deliver our products to many of Pingtan’s historical customers, which have not seen any decrease in demand from China’s growing population. As a result of these trends and feedback from these customers, we felt it appropriate to update the market on the Company’s bottom line expectations for the current calendar quarter. We are very optimistic for the first quarter 2017, as we expect the Chinese New Year will drive stronger sales. We continue to focus on leveraging our asset base to further expand our fishing territories, and to diversify our product mix with high quality fishing products.”

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology and include statements about financial results and sales expectations. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include anticipated growth and growth strategies; need for additional capital and the availability of financing; our ability to successfully manage relationships with customers, distributors and other important relationships; technological changes; competition; demand for our products and service the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; legislative or regulatory changes that may adversely affect our business; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s fishing vessels and their ability to generate expected annual revenue and net income, and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc.

Adam Prior, Senior Vice President

Tel: (212) 836-9606

aprior@equityny.com

In China

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com